NEWS RELEASE



                                                     For Immediate Release
                                                     February 2, 2000



                         Delicious Brand's Common Stock
                      Removed From The Nasdaq Stock Market
                      ------------------------------------



                  DES PLAINES, IL, February 2, 2000. Delicious Brands, Inc. (Nasdaq: DBSI) received a letter dated February 1, 2000 from The Nasdaq Stock Market that Nasdaq has determined to delist the Company's Common Stock from the Nasdaq Stock Market effective with the close of business, February 1, 2000. As previously disclosed, the Company no longer fully satisfies all of Nasdaq's requirements for continued listing.

                  The Company intends to immediately list its Common Stock on the OTC Bulletin Board.